UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2010

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-71094	88-0446145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV  89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7695

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2010, Herbst Gaming, Inc. (the “Company”) entered into an employment agreement with David Ross, effective January 1, 2010, pursuant to which Mr. Ross was appointed to serve as the Company’s Chief Operating Officer/Gaming and a member of the Office of the Chief Executive Officer.  The employment agreement provides for a term that expires on the earlier of (i) December 31, 2010 and (ii) the Substantial Completion Date (as defined in the Company’s First Amended Joint Plan of Reorganization and as confirmed by the Amended Order Confirming Debtors’ First Amended Plan of Reorganization issued January 22, 2010 (the “Plan”)).  Under the employment agreement, Mr. Ross receives an annual base salary of $600,000 and is entitled to participate in the Company’s benefit plans and the Company’s 2010 Management Incentive Plan on terms approved by the Board of Directors in its sole discretion.  Mr. Ross had been engaged by the Company in May 2009 as COO/Gaming, in accordance with a provision of the lockup agreement between the Company and lenders holding, in the aggregate, a majority of all of the outstanding claims under the Company’s Second Amended and Restated Credit Agreement, dated as of January 3, 2007, as amended, relating to the Company’s restructuring, which required the Company to hire a COO/Gaming.

In the event Mr. Ross’s employment is terminated by the Company without cause (as defined in the employment agreement), subject to his execution of a general release of claims, Mr. Ross is entitled to salary continuation through the expiration of the term of the employment agreement.  Mr. Ross’s estate is also entitled to these salary continuation benefits in the event of his death during the term of the employment agreement.  The employment agreement provides for a one-year post-termination non-solicitation covenant and a standard confidentiality covenant.

Under the terms of the employment agreement, Mr. Ross is permitted, during the term of the employment agreement, to enter into an employment agreement with Reorganized Herbst Gaming (as defined in the Plan), which will be the successor in interest to the Company upon the Substantial Consummation Date, provided that such employment agreement is not effective until after the Substantial Completion Date.

The foregoing summary is qualified in its entirety by reference to the complete text of the employment agreement, which is incorporated herein by reference and a copy of which is attached hereto as Exhibit 10.1.

Mr. Ross, 45, joined the Company as COO/Gaming in May 2009 in accordance with the lockup agreement.  Prior to joining the Company, Mr. Ross spent twenty five years with Coast Casinos, a division of Boyd Gaming Corp., serving in a variety of management positions.  Most recently, he served as Coast Casinos’ Chief Operating Officer from 2004 to 2008.  Mr. Ross holds a 20% interest in a limited liability company (the “LLC”) which owns a tavern.  At the end of 2009, the tavern entered into a slot route agreement with E-T-T, Inc., one of the Company’s subsidiaries.  Mr. Ross is in the process of divesting his interest in the LLC.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Employment Agreement between the Company and David Ross, dated February 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.

Date: March 3, 2010	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer